CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No.  50 to the Registration Statement (Form N-1A Nos. 33-36821 and 811-6172) of our report dated March 28, 2018 on the financial statements and financial highlights of Dreyfus AMT-Free Municipal Cash Management Plus (the “Fund”) included in the Fund’s annual report for the fiscal year ended January 31, 2018.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

May 23, 2018